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EXHIBIT 99.1

                            CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report of Resolve Staffing, Inc.
(the "Company") on Form 10-KSB for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 3(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                         /s/ Wanda Dearth
                         ______________________________________
                         By:  Wanda Dearth
                         Chief Executive Officer
                         June 3, 2003

                         /s/ Cristino L. Perez
                         ______________________________________
                         By:  Cristino L. Perez
                         Chief Financial Officer
                         June 3, 2003



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